Exhibit 99.1

Press Release

Contact
Alan Roden
VP, Corporate Development and Investor Relations
(631) 962-9304
alan.roden@verint.com

Verint Systems Reports Record Fiscal 2004 Second Quarter Sales

Sales Grow to $60.2 Million; Increases 28% y-o-y and 6% Sequentially
GAAP Earnings Per Diluted Share of $0.17
 Pro Forma Earnings Per Diluted Share of $0.20

MELVILLE, N.Y., September 8, 2004 – Verint Systems Inc.  (NASDAQ: VRNT), announced record sales of $60,167,000 for the second quarter of fiscal 2004, ended July 31, 2004, a 28% increase compared with $46,892,000 for the second quarter of fiscal 2003. Verint’s sales increased approximately 6% sequentially, compared with $56,638,000 for the first quarter of fiscal 2004.

Net income on a generally accepted accounting principles (“GAAP”) basis was $5,671,000 for the second quarter of fiscal 2004, ($0.17 per diluted share), compared with net income of $1,514,000 ($0.05 per diluted share) for the first quarter of fiscal 2004, and net income of $3,977,000 ($0.14 per diluted share) for the second quarter of fiscal 2003.  Net income on a pro forma basis was $6,438,000 for the second quarter of fiscal 2004, ($0.20 per diluted share), compared with a pro forma net income of $5,919,000 ($0.18 per diluted share) for the first quarter of fiscal 2004, and pro forma net income of $4,339,000 ($0.15 per diluted share) for the second quarter of fiscal 2003. A reconciliation between results on a GAAP basis and results on a pro forma basis is provided in a table immediately following the Pro Forma Consolidated Statement of Operations.

Dan Bodner, President and CEO of Verint, stated, “Our record second quarter sales were due to demand for our actionable intelligence solutions in the security and business intelligence markets. Pro forma income from operations of $6.2 million, which was also a record, grew 38% year-over-year.”

The Company ended the quarter with cash, cash equivalents and short-term investments of $220,631,000, working capital of $186,111,000, total assets of $361,774,000, and stockholders’ equity of $260,664,000.

Conference Call Information

The Company will be conducting a conference call to review its fiscal 2004 second quarter results today at 4:30 PM EDT.   An on-line, real-time Web cast of the conference call will be available on our website at www.verint.com. The conference call can also be accessed live via telephone at 703-639-1175.  Please dial in 5-10 minutes prior to the scheduled start time.

A replay of the conference call will be available on our website at www.verint.com until October 31, 2004 and by telephone at 703-925-2533, passcode 742200, for 7 days.

Verint Systems Reports Record Fiscal 2004 Second Quarter Sales
September 8, 2004

Financial highlights at and for the six and three month periods ended July 31, 2004 and prior year comparisons are as follows:

Consolidated Statement of Operations (GAAP Basis) (In thousands, except per share data)

	Six Months Ended July 31, (Unaudited)		Three Months Ended July 31, (Unaudited)

	2003	2004	2003	2004

Sales	$91,307	$116,805	$46,892	$60,167
Cost of sales	42,678	52,863	21,766	27,106

Gross Profit	48,629	63,942	25,126	33,061

Operating Expenses
Research and development, net	11,027	14,680	5,692	7,889
Selling, general and administrative	29,970	38,414	15,301	19,820
In-process research and development	—	3,154	—	—
Write-down of capitalized software	—	1,481	—	—

Income from operations	7,632	6,213	4,133	5,352

Interest and other income, net	935	1,447	420	865

Income before income tax provision	8,567	7,660	4,553	6,217

Income tax provision	1,078	475	576	546

Net income	$7,489	$7,185	$3,977	$5,671

Earnings per share:
Basic	$0.29	$0.24	$0.15	$0.18

Diluted	$0.28	$0.22	$0.14	$0.17

Weighted average shares:
Basic	25,408	30,567	27,067	30,732
Diluted	27,157	32,331	29,007	32,457

Verint Systems Reports Record Fiscal 2004 Second Quarter Sales
September 8,  2004

Verint Systems provides pro forma net income and pro forma earnings per share data as additional information for its operating results.  These measures are not in accordance with, or an alternative for, GAAP and may be different from pro forma measures used by other companies.  The Company believes that this presentation of pro forma data provides useful information to management and investors regarding certain additional financial and business trends relating to its financial condition and results of operations.  In addition, the Company’s management uses these measures for reviewing the financial results of the Company and for budget purposes:

Consolidated Statement of Operations (Pro Forma Basis) (In thousands, except per share data)

	Six Months Ended July 31, (Unaudited)		Three Months Ended July 31, (Unaudited)

	2003	2004	2003	2004

Sales	$91,307	$116,805	$46,892	$60,167
Cost of sales	42,575	52,222	21,700	26,620

Gross Profit	48,732	64,583	25,192	33,547

Operating Expenses
Research and development, net	11,027	14,680	5,692	7,889
Selling, general and administrative	29,642	37,806	15,005	19,474

Income from operations	8,063	12,097	4,495	6,184

Interest and other income, net	935	1,447	420	865

Income before income tax provision	8,998	13,544	4,915	7,049

Income tax provision	1,078	1,187	576	611

Net income	$7,920	$12,357	$4,339	$6,438

Earnings per share:
Basic	$0.31	$0.40	$0.16	$0.21

Diluted	$0.29	$0.38	$0.15	$0.20

Weighted average shares:
Basic	25,408	30,567	27,067	30,732
Diluted	27,157	32,331	29,007	32,457

Reconciliation of GAAP net income to pro forma net income

GAAP net income	$7,489	$7,185	$3,977	$5,671
Amortization of purchased intangibles assets:
Included in gross profit	103	641	66	486
Included in operating expenses	328	400	296	241
Amortization of stock based compensation	—	208	—	105
Acquisation-related charges:
In-process research and development	—	3,154	—	—
Write-down of capitalized software	—	1,481	—	—
Income tax effect	—	(712)	—	(65)

Pro forma net income	$7,920	$12,357	$4,339	$6,438

Verint Systems Reports Record Fiscal 2004 Second Quarter Sales
September 8,  2004

Balance Sheet Highlights (In thousands)

	January 31, 2004	July 31, 2004 (Unaudited)

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$200,716	$181,403
Short-term investments	27,997	39,228
Accounts receivable, net	33,654	41,459
Inventories	15,833	13,953
Prepaid expenses and other current assets	6,007	6,198

TOTAL CURRENT ASSETS	284,207	282,241

PROPERTY AND EQUIPMENT, net	14,129	16,043

INTANGIBLE ASSETS	2,051	10,769

GOODWILL	14,364	39,383

OTHER ASSETS	13,955	13,338

TOTAL ASSETS	$328,706	$361,774

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$50,301	$61,422
Convertible note	2,200	—
Current maturities of long-term bank loans	441	319
Advance payments from customers	26,701	34,389

TOTAL CURRENT LIABILITIES	79,643	96,130
LONG-TERM LIABILITIES	4,395	4,980

TOTAL LIABILITIES	84,038	101,110

STOCKHOLDERS’ EQUITY	244,668	260,664

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$328,706	$361,774

Verint Systems Reports Record Fiscal 2004 Second Quarter Sales
September 8,  2004

About Verint Systems Inc.

Verint Systems Inc., headquartered in Melville, New York, is a leading provider of analytic software-based solutions for communications interception, digital video security and surveillance, and enterprise business intelligence. Verint software, which is used by over 1,000 organizations in over 50 countries worldwide, generates actionable intelligence through the collection, retention and analysis of voice, fax, video, email, Internet and data transmissions from multiple communications networks. Verint is a subsidiary of Comverse Technology, Inc., (NASDAQ: CMVT).  Visit us at our website www.verintsystems.com.

Note: Certain statements concerning Verint’s future revenues, earnings per share, results or prospects are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995.  There can be no assurances that forward-looking statements will be achieved, and actual results could differ materially from forecasts and estimates. Important risks, uncertainties and other important factors that could cause actual results to differ materially include, among others: changes in the demand for Verint’s products; further decline in information technology spending; risks associated with acquiring and integrating the assets and business acquired from ECtel and RP Security, including products and technologies, as well as retaining key employees and customers, which could result in a substantial diversion of management resources, the incurrence of contingent liabilities, amortization of certain identifiable intangible assets, research and development write-offs and other acquisition-related expenses; the uncertainty of customer acceptance of Verint’s products; aggressive competition may force Verint to reduce prices; Verint’s lengthy and variable sales cycle makes it difficult to predict operating results; dependence on contracts with governments for a significant portion of Verint’s revenues; inability to expand gross margin by reducing hardware in its product offerings; markets for Verint’s products failing to develop; risks that Verint’s intellectual property rights may not be adequate to protect its business; risks associated with rapidly changing technology and the ability of Verint to introduce new products on a timely and cost-effective basis; inability to maintain relationships with value added resellers and systems integrators;  risks associated with Verint’s ability to retain existing personnel and recruit and retain qualified personnel; risks associated with changes in the competitive or regulatory environment in which Verint operates; risks associated with significant foreign operations, including fluctuations in foreign currency exchange rates; risks associated with Comverse Technology, Inc. controlling Verint’s business and affairs; and other risks described in filings with the Securities and Exchange Commission.  All documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Verint’s website at www.verint.com.  Verint makes no commitment to revise or update any forward-looking statements.

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Verint, the Verint word mark, Actionable Intelligence, Powering Actionable Intelligence, STAR-GATE, RELIANT, LORONIX, SmartSight, Lanex and ULTRA are trademarks of Verint Systems Inc.  Other names may be trademarks of their respective owners.